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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 19, 2007, except for Note B as to which the date is March 12, 2008, accompanying the consolidated financial statements in the Annual Report of USANA Health Sciences, Inc. on Form 10-K for the year ended December 29, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of USANA Health Sciences, Inc. on Forms S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
March 12, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM